Exhibit 10.2

LEASE AGREEMENT

between

355 S Technology Drive Owner LLC

(Landlord)

and

CVD Equipment Corporation

(Tenant)

Dated as of _______________, 2022

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of ___________________ 2022, by and between 355 S Technology Drive Owner LLC, a Delaware limited liability company, having an office at 26 Harbor Park Dr., Port Washington, NY 11050 (“Landlord”), and CVD Equipment Corporation, a New York corporation having an office at 355 S. Technology Dr. Central Islip, NY 11722 (“Tenant”).

ARTICLE I

Definitions

Section 1.1    Definitions. As used in this Lease the following words and phrases shall have the meanings indicated.

“Additional Rent” means all amounts payable by Tenant under this Lease, except Annual Fixed Rent. Unless otherwise expressly provided in this Lease, Tenant shall pay Landlord any Additional Rent within thirty (30) days after receipt of Landlord’s invoice.

“Affiliate”, with respect to any Person, means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Alterations” any changes, alterations, installations, improvements, additions or physical changes to the Leased Premises.

“Annual Fixed Rent” means the amount payable by Tenant for each Lease Year (or partial Lease Year) pursuant to Section 4.1(a).

“Building” means the buildings and other improvements on the Land.

“Building Systems” means fixtures, installations and movable equipment that are part of a system in or servicing the Building that provides, gas, sanitary, storm water, plumbing, heating, cooling, ventilation, power, lighting, vertical transportation, plumbing, security, life-safety and core wiring installed for communications, internet and similar services.

“Business Day” means any day except Saturday, Sunday, or a day on which national banks in the State of New York are authorized or permitted by law to be closed for the conduct of commercial banking business.

“Condemnation Restoration” has the meaning provided in Section 12.2(b).

“Construction Work” means any construction work performed under this Lease in connection with the ownership, use, maintenance or operation of the Leased Premises, including repairs, Alterations, Restoration and demolition.

“Default” means any event which, with the giving of Notice or the lapse of time, or both, would constitute an Event of Default.

“Default Interest Rate” means a fluctuating rate per annum equal to the sum of the Prime Rate, as the Prime Rate may change from time to time, and six percent (6%) per annum with respect to the applicable payment.

“Environmental Laws” means all present and future federal, state and local (i) laws, (ii) statutes, (iii) ordinances, (iv) regulations, (v) codes, (vi) rules, (vii) directives, (viii) orders, (ix) decrees, (x) permits, licenses, approvals, authorizations, covenants, deed restrictions, treaties and conventions applicable to the Leased Premises, and (xi) rules of common law now or hereafter in effect, and in each case as amended, and any judicial or administrative judgment, opinion or interpretation thereof, relating to the regulation or protection of human health, safety, natural resources or the environment (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), including laws and regulations (and all other items recited above) applicable to the Leased Premises relating to the use, treatment, storage, management, handling, manufacture, generation, processing, recycling, distribution, transport, Release or threatened Release of or exposure to any Hazardous Material. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Clean Air Act; the Clean Water Act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Oil Pollution Act of 1990; the Hazardous Materials Transportation Act; the Emergency Planning and Community Right‑to‑Know Act; the National Environmental Policy Act; and the Safe Drinking Water Act; the Navigation Law of the State of New York, and the Environmental Conservation Law of the State of New York, each as amended and their state and local counterparts or equivalents.

“Event of Default” means any of the events set forth in Section 15.1 as an Event of Default.

“Expiration of the Term” means the earlier of (i) the Fixed Expiration Date, or (ii) the date earlier than the Fixed Expiration Date on which this Lease is terminated pursuant to its terms.

“Fee Mortgage” means any Mortgage: (a) that encumbers all or part of the Fee Estate; and (b) a copy of which (recorded or unrecorded) is promptly after execution delivered to Tenant.

“Fee Mortgagee” means the holder of a Fee Mortgage.

“Fixed Expiration Date” means [insert date that is last day of the month in which the 10th anniversary of the Lease Commencement Date occurs].

“Governmental Authority” means any federal, state, county, municipal, foreign, international, regional or other governmental or regulatory authority, agency, department, board, body, instrumentality, commission, arbiter acting pursuant to any express provision of federal or state law authorizing such arbitration or dispute resolution, court or any political subdivision of any of the foregoing now or hereafter created.

“Hazardous Substance” means, collectively, (a) any petroleum or petroleum product, explosive, radioactive material, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and lead; and (b) any substance, material, product, derivative, compound, mixture, mineral, chemical or wastes, in each case whether naturally occurring, human-made or the by-product of any process, (i) that is now or hereafter becomes defined or included within the definition of a “hazardous substance,” “hazardous waste,” “hazardous material,” “toxic chemical,” “toxic substance,” “hazardous chemical,” “extremely hazardous substance,” “pollutant,” “contaminant,” or any other words of similar meaning under any Environmental Laws, (ii) exposure to which or the presence, use, generation, treatment, Release, transport or storage of which is now or hereafter prohibited, limited, restricted or regulated under any Environmental Laws, or (iii) that could support the assertion of any Environmental Claim.

“Improvements” means (i) the Existing Building, (ii) all Buildings, structures and other appurtenances of every kind and description constructed in the future, on the Land (including subsurface structures and foundations), and (iii) all additions, Alterations, Restorations, repairs and replacements of any of the foregoing; provided, however, that Improvements shall not include any trade fixtures, movable or removable equipment, or personalty belonging to or leased from third parties by Tenant or any Subtenant, unless such trade fixtures, movable or removable equipment are Building Systems.

“Insurance Premiums” means the premiums payable by Tenant for the policies of insurance required to be obtained and maintained by Tenant pursuant to Article VI.

“Insurance Requirements” means the usual and customary provisions and requirements of all policies of property damage insurance and liability insurance from time to time maintained by Tenant pursuant to Article VI; and all rules and regulations promulgated by any Board of Fire Insurance Underwriters or fire insurance rating organization which are applicable from time to time to the Improvements.

“Land” means the parcels of real property described in Exhibit A, exclusive of the Improvements, including all easements, appurtenances and other rights pertaining to the parcel constituting the Land.

“Land Records” means the land records of Suffolk County.

“Landlord” means the landlord named in the first paragraph of this Lease and any subsequent owner, from time to time, of fee simple title in and to the Leased Premises.

“Lease” means this Lease Agreement, as modified, amended or restated from time to time, and all Exhibits thereto.

“Lease Commencement Date” means the Effective Date.

“Lease Year” means, for the first Lease Year, the period commencing on the Lease Commencement Date and ending on December 31 of the year in which the Lease Commencement Date occurs. Each subsequent Lease Year shall be a calendar year that begins on January 1, and ends on December 31 of such year, except that the final Lease Year shall begin on January 1 and end on the Fixed Expiration Date.

“Leased Premises” shall have the meaning provided in Section 2.1.

“Legal Requirements” means all laws, statutes, ordinances, orders, rules, regulations and requirements, of all Governmental Authorities, whether now or hereafter in force, ordinary and extraordinary, foreseen as well as unforeseen, applicable to the manner of use, maintenance, repair or condition of the Leased Premises, or any part thereof, as amended from time to time, all applicable Environmental Laws, and all other covenants, conditions and restrictions of record affecting the use and occupancy of the Leased Premises.

“Lien” means any security interest, Mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (other than precautionary filings under Section 9-408 of the Uniform Commercial Code), including liens in favor or persons supplying, or claiming to have supplied, labor or materials to the Leased Premises.

“Mortgage” means any mortgage, deed of trust or other security instrument of record creating an interest in or affecting title to the fee simple title in and to the Leased Premises, or any part thereof, and any and all renewals, modifications, consolidations or extensions of any such instrument.

“Person” means a natural person, an estate, a trust, a partnership, a limited liability company, a corporation, any other form of business or legal association or entity and a Governmental Authority.

“Prime Rate” means the prime rate of interest charged by U.S. money center commercial banks as published in The Wall Street Journal. If The Wall Street Journal ceases to publish the prime rate of interest charged by U.S. money center commercial banks, Landlord shall have the right to substitute the prime rate of interest published by Citibank, N.A. or any successor thereto, or Wells Fargo Bank N.A. or any successor thereto, and if both Citibank N.A. and Wells Fargo Bank N.A., and their respective successors cease to publish a prime rate, then the prime rate shall be the average prime rate of interest published by the two (2) largest commercial banks in the United States.

“Property Loss” means the Improvements are damaged or destroyed in whole or in part, or the Improvements are rendered unusable in whole or in part by fire or other casualty, irrespective of whether ordinary or extraordinary, foreseen or unforeseen, natural or human-made.

“Real Estate Taxes” means all ad-valorem taxes, assessments and other charges, if any, general, special or otherwise, personal property taxes, use and occupancy taxes, privilege taxes, payment-in-lieu-of-taxes agreements, business and occupation taxes, gross sales tax, license and permit fees, water and sewer charges, charges for public utilities, excises, governmental levies, and obligations for any and all other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including, but not limited to, assessments for sidewalks, streets, sewers, water, or any other public improvements, and any other improvements or benefits which, during the Term hereof, are made, assessed, levied, or imposed upon, or become due and payable in connection with, or a lien upon the Leased Premises or which Landlord shall be obligated to pay because of or in connection with the occupancy, ownership, development, marketing and/or operation of the Leased Premises, or any part thereof, any Improvements, upon this Lease, upon the leasehold estate created hereby, or upon the income of Tenant whether or not now customary or within the contemplation of Landlord and Tenant, and regardless of whether the same will be extraordinary or ordinary, general or special, unforeseen or foreseen, including all assessments for schools, public betterments, and general or local improvements (including special assessments for business improvements or imposed by any special taxing district), levied or assessed upon or with respect to the ownership of and/or all other taxable interests in the Leased Premises imposed by any public or quasi-public authority having jurisdiction. Real Estate Taxes shall not include any federal, municipal or state estate, inheritance, income, succession, transfer or gift taxes of Landlord or any corporate franchise tax or corporate license fees imposed on Landlord or any of its Affiliates. A tax bill or true copy thereof, together with any explanatory or detailed statement of the area or property covered thereby, submitted by Landlord to Tenant shall be conclusive evidence of the amount of taxes assessed or levied, as well as of the items taxed. If any Real Estate Taxes may be paid in annual installments without penalty or charge, only the amount paid or payable in any real estate tax fiscal year shall be included as Real Estate Taxes for that real estate tax fiscal year. If at any time during the Term, the present method of taxation or assessment is changed such that there is substituted for the whole or any part of the Real Estate Taxes now or hereafter levied, assessed and/or imposed any levy or other tax or assessment upon Landlord, the Leased Premises, or the Rent or other income received by Landlord, then the term “Real Estate Taxes” also will mean and include such levy or other tax or assessment. Notwithstanding any provision hereof to the contrary, Tenant shall be solely responsible for all income, profits, earnings, inheritance, devolution, franchise, occupancy, use, corporate, gross or other receipts, excise, capital levy, or estate taxes, or any other taxes with similar effect, which by statute or operation of law are attributable to or chargeable to Tenant or on any other Person having any interest in the Leased Premises by, through or under Tenant.

“Release” means the release, deposit, disposal or leakage of any Hazardous Substance at, into, upon or under any land, water or air, or otherwise into the environment, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

“Rent” means the Annual Fixed Rent and the Additional Rent.

“Replacement Value” means the replacement value of the Improvements.

“Restoration” means the repair and rebuilding of the Improvements following a Property Loss or condemnation.

“Restore” (whether or not capitalized) has the meaning provided in Section 11.2.

“Structural Alteration” means an Alteration that involves structural changes to the foundation, roof, core and shell, and/or supporting columns of the Improvements.

“Sublease” means any lease, sublease or occupancy agreement of all or any part of Leased Premises other than this Lease.

“Subtenant” means a tenant or other occupant of the Leased Premises pursuant to a Sublease.

“Taking” or “Taken” means a taking by any Governmental Authority of all or any part of the Leased Premises (whether permanently or temporarily), or any interest therein or right appurtenant or accruing thereto, by condemnation or eminent domain or by action or proceedings, or agreement among Landlord, Tenant and those authorized to exercise this right in lieu thereof, for any public or quasi-public purpose.

“Tenant” means Tenant named in the first paragraph of this Lease and any successor or assignee.

“Term” means the period of time from the Lease Commencement Date through the Expiration of the Term.

“Unavoidable Delay” means delays caused by strikes, acts of God, lockouts, labor difficulties, riots, explosions, sabotage, accidents, pandemics, epidemics, terrorist attacks, shortages or inability to obtain labor or materials, Legal Requirements, governmental restrictions, enemy action, civil commotion, Property Loss, a Taking or other causes, whether similar or dissimilar, beyond the reasonable control of Tenant. In no event shall an Unavoidable Delay include Tenant’s financial hardship, or excuse Tenant’s obligation to pay any Rent or other amounts coming due hereunder.

ARTICLE II

Leased Premises

Section 2.1    Lease Grant. Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to lease from Landlord, the Land and Improvements, together with all right, title and interest, if any, of Landlord in and to any land lying in the bed of any street, avenue or alley adjoining the Land to the center line thereof, subject to the matters affecting the Leased Premises on the Effective Date, including the matters set forth in Exhibit A-1 attached hereto (the “Permitted Exceptions”). The Land, together with (a) the easements, appurtenances and estate, (b) the rights, if any, in and to adjoining streets, avenues and alleys, and (c) the Improvements, constitute and are referred to in this Lease as the “Leased Premises.”

Section 2.2    “As Is”. Tenant has examined and investigated to Tenant's satisfaction the physical condition of the Leased Premises prior to the execution of this Lease. Tenant is executing this Lease based upon its own investigations. Tenant accepts the Leased Premises "as is" and "where is," on the Effective Date and as shall exist on the Lease Commencement Date. Except as provided in this Lease, neither Landlord nor anyone acting for or on behalf of Landlord has made any representation, warranty, statement or promise to Tenant concerning the Leased Premises, the quality, value, physical aspects or condition thereof, any dimensions or specifications of the Leased Premises for any particular use, the current or projected income or expenses of the Leased Premises, the presence of Hazardous Substances, or any other matter with respect to the Leased Premises. Upon entering into this Lease, Tenant has not relied upon any statement, representation or warranty of Landlord or anyone acting for or on behalf of Landlord other than as expressly contained in this Lease and Tenant does hereby waive and Landlord does hereby disclaim all representations or warranties of any kind or type with respect to the Leased Premises, whether expressed or implied, except for such representations or warranties as are specifically set forth in this Lease. Tenant hereby unconditionally waives, releases, acquits, and forever discharges Landlord and Landlord’s heirs, successors, assigns, employees, attorneys, consultants, and any other person acting on behalf of Landlord, (all of the foregoing are collectively referred to as the “Landlord Parties”) from all loss, liability, cost and expenses, including without limitation, attorney’s fees and amounts paid in settlement, arising out of or in connection with any and all claims, cross-claims, counterclaims, actions, causes of action, demands, rights, damages, costs, expenses, or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Tenant now has or may have or which may arise in the future on account of or in any way arising out of or in connection with any chemical, contaminant, substance, material, waste, petroleum product, mold mycotoxin, fungi or other environmental conditions or Hazardous Substances on, in, under, from, or affecting or otherwise resulting from operations or activities on the Leased Premises, or any Environmental Law accruing at any time. This Section 2.2 shall survive the termination of this Lease. Tenant acknowledges and agrees that the waivers, releases, and other provisions contained in this Section 2.2 are a material factor in Landlord’s agreement to lease the Leased Premises to Tenant and to enter into this Lease, and that Landlord is unwilling to lease the Leased Premises to Tenant and enter into this Lease unless Landlord is released as expressly set forth above. Tenant has fully reviewed the disclaimers and waivers set forth in this Lease and understands and accepts the significance and effect thereof.

ARTICLE III

Term

Section 3.1    Grant of Term. Tenant shall have and hold the Leased Premises unto itself and its successors and assigns for the Term.

Section 3.2    Extension Option. Tenant shall have the right to two (2) successive extensions of the Term of the Lease for periods of five (5) years each in accordance with Exhibit C.

ARTICLE IV

Rent

Section 4.1    Annual Fixed Rent.

(a)    Amount. The Annual Fixed Rent shall be as set forth in Exhibit B annexed hereto and made a part hereof.

(b)    Manner of Payment. Tenant shall pay the Annual Fixed Rent in equal monthly installments in advance beginning on the Lease Commencement Date and thereafter on the first day of each month (or part of a month) during the Term. If the Lease Commencement Date is not the first day of a month, Annual Fixed Rent for the month in which the Lease Commencement Date occurs shall be pro-rated on the basis of the number of days in the month on and after the Lease Commencement Date. If the last day of the Term is not the last day of a month, Annual Fixed Rent for the month in which the last day of the Term occurs shall be pro-rated on the basis of the number of days in the last month during which this Lease is in effect.

(c)    Form and Place of Payment. The Annual Fixed Rent shall be paid promptly when due, in lawful money of the United States, without notice or demand and without deduction, diminution, abatement, counterclaim or setoff of any amount or for any reason whatsoever, except as otherwise provided in this Lease, transmitted electronically for direct deposit to one or more accounts designated by Landlord from time-to-time. The receipt of funds by electronic transfer shall not prevent Landlord from rejecting the same, or a waiver of any right of Landlord to reject and promptly thereafter refund the electronically transmitted funds payment to Tenant. At Tenant’s option, Tenant shall remit payment of Rent by a check drawn on a bank which is a member of the New York Clearing House Association and maintains an office in New York City for the settlement of payments and clearing checks. Checks shall be delivered to Landlord’s Notice Address (as set forth in Section 20.2) or at such other address or to such other Person(s) (including a successor to Landlord’s interest in the Leased Premises) as Landlord may from time to time designate by Notice pursuant to Section 20.2.

(d)    Rent Bills and Statements. Landlord may from time-to-time, but shall not be obligated (except as expressly provided in this Lease) to, send statements, reminder notices, Rent bills or other communications to Tenant (all of the foregoing are individually and collectively referred to as a “Statement”) regarding the payment of Annual Fixed Rent and/or Additional Rent. Tenant expressly agrees that, notwithstanding the manner of service or the title of any Statement, the same shall not be a condition for the payment of the Rent, shall be given as a courtesy to the Tenant, and the giving of same by Landlord, or the Landlord’s failure to provide same to Tenant, shall not limit or impair any rights of Landlord or obligations of Tenant concerning the Rent. In addition, if after the date hereof, Landlord receives any invoice, bill or other demand for payment of any expense incurred during, or attributable to, any period prior to the date hereof, Landlord may forward such invoice, bill or demand for payment to Tenant, and Tenant shall pay directly, or reimburse to Landlord (as applicable) such amount, within the earlier of (1) ten (10) days after receipt of Landlord’s notice of the same and (2) the date on which such payment becomes delinquent.

Section 4.2    Additional Rent. Tenant shall pay without abatement, deduction or set-off, as Additional Rent, all Real Estate Taxes, Insurance Premiums, costs, fees, interest, charges, expenses and other payments which Tenant in any of the provisions of this Lease agrees to pay or which Tenant agrees are to be at the cost or expense of Tenant. Upon default in payment by Tenant of any Additional Rent, Landlord shall have all the rights and remedies as are provided for upon default of the Annual Fixed Rent.

Section 4.3    Late Charges. Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If more than once during any period of twelve (12) consecutive months, any payment of Annual Fixed Rent or Additional Rent is not received by Landlord by the tenth (10th) day following the day when due, then in addition to any other right or remedy available to Landlord, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue Rent upon Landlord's written demand. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant's late payment and will not be construed as a penalty. Any Rent payment which is not received by Landlord within five (5) business days after the date such Rent was due shall, in addition to any other right or remedy available to Landlord, accrue interest at the Default Interest Rate from the day after such Rent payment was due and payable until paid. Landlord's acceptance of such late charges and interest at the Default Interest Rate will not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies available at law or in equity, or granted under this Lease, and Tenant expressly agrees that all such rights and remedies, including late charges and interest, are cumulative.

Section 4.4    All Sums Rent. All sums payable by Tenant under this Lease, whether or not stated to be Annual Fixed Rent, or Additional Rent, will be paid to Landlord in legal tender of the United States, at the address for Notices to Landlord. Such sums will be considered “Rent” for all purposes hereunder however described or denominated.

ARTICLE V

Real Estate Taxes

Section 5.1    Tenant’s Obligation to Pay. Tenant shall pay, or cause to be paid, all Real Estate Taxes accruing during the Term. Landlord shall promptly forward to Tenant all notices, bills or other statements received by Landlord concerning Real Estate Taxes. Tenant shall have the right to notify the taxing authorities to send all tax bill and statements directly to Tenant or Tenant’s designee and Landlord shall cooperate with Tenant’s request and execute all documents that may be required to effectuate such direct billing. Tenant shall pay all such Real Estate Taxes directly to the taxing authority or any other Person entitled to receive such payment as the same become due and payable and before any fine or penalty is added thereto for the nonpayment thereof, but Tenant may pay Real Estate Taxes (including any interest accrued on the unpaid balance of such Real Estate Taxes) in installments if so payable by law, whether or not interest accrues on the unpaid balance, but such Real Estate Taxes accruing during the Term shall remain the obligation of Tenant even though the installments may be payable after the Expiration of the Term. If Real Estate Taxes have not been paid before the third (3rd) Business Days prior to the end of the period when Real Estate Taxes may be paid without interest or penalty, then Landlord shall have the right, but not the obligation, to pay such Real Estate Taxes, and all sums paid by Landlord shall be paid by Tenant to Landlord within ten (10) days following demand therefor, together with Default Rate Interest, as Additional Rent.

Section 5.2    Right to Contest Real Estate Taxes. Landlord shall have the sole right in its own name to contest the validity or amount, in whole or in part, of any Real Estate Taxes, or seek a reduction in the assessed valuation of the Land and the Improvements by appropriate proceedings timely instituted (individually and collectively a “Tax Cert”). Each party shall cooperate with the other in all reasonable ways in connection with any Tax Cert. Notwithstanding the foregoing, the event Landlord fails to institute a Tax Cert proceeding for any year, and such failure is not based on the advice of Landlord’s Tax Cert counsel, then provided that Tenant is not then in default hereunder and such a Tax Cert proceeding would not subject Landlord or any of its employees, agents, officers or contractors to threat of criminal or civil sanctions or penalties, then Tenant shall have the right, after no less than ten (10) days’ prior written notice (unless Landlord has commenced such a proceeding within such ten (10) day period) to pursue a Tax Cert proceeding with respect to such period for which Landlord has failed to pursue a Tax Cert proceeding. If Tenant pursues such a Tax Cert proceeding, Tenant shall keep Landlord reasonably apprised (with reasonable frequency and in reasonable detail) as to the status of any such proceeding, and Tenant shall not settle any such proceeding without Landlord’s prior consent (not to be unreasonably withheld).

Section 5.3    Joinder Not Required. Neither Tenant nor Landlord shall be required to join in any action or proceeding referred to in Section 5.2 unless required by law or any rule or regulation in order to make such action or proceeding effective, in which event any such action or proceeding may be taken by Tenant or Landlord, as the case may be, in the name of, but without cost or expense to, the other party.

ARTICLE VI

Insurance

Section 6.1    Insurance Requirements.

(a)    Property Loss Insurance. Landlord shall insure for property losses to the Building, and Tenant shall insure for property losses to improvements and betterments that are the responsibility of the Tenant against loss or damage by fire and all other hazards covered by the usual “Special Form” formerly “all risk” insurance policy (“Property Loss Insurance”). All Property Loss Insurance procured by Tenant shall include Landlord, Tenant and any Fee Mortgagees as Loss Payees, as applicable. All Property Loss Insurance will be in the amount not less than one hundred percent (100%) of the full replacement cost of the Improvements. Tenant shall reimburse Landlord for Landlord’s property insurance premiums with respect to such insurance, which premiums shall not exceed commercially reasonable amounts for comparable properties to the Building. Reimbursement shall be made by Tenant to Landlord as additional rent within thirty (30) days after Landlord’s delivery to Tenant of a copy of a receipt showing payment in full of the Premiums currently due and payable.

(b)    Liability Insurance. Tenant shall carry or cause to be carried, Commercial General Liability Insurance in an amount not less than Ten Million Dollars ($10,000,000.00) combined single limit annual aggregate for bodily injury, death and property damage including Landlord as an additional insured. Tenant may satisfy its obligations under this subsection by maintaining primary insurance and one (1) or more policies of excess liability insurance. The General Liability Insurance shall also provide the following coverages: (i) personal injury protection; and (ii) contractual indemnity coverage.

(c)    Automobile Liability Insurance. Tenant shall carry or cause to be carried, Automobile Liability Insurance covering the ownership, maintenance, and operations of any automobile or automotive equipment, whether such auto is owned, hired or non-owned. Tenant shall maintain insurance with a combined single limit for bodily injury and property damage of One Million Dollars ($1,000,000) each accident. Such insurance shall insure Tenant and its Tenants against any and all claims for bodily injury, including death resulting there from, and damage to the property of others caused by accident and arising from Tenant’s operations under the Agreement and whether such operations are performed by Tenant, Tenant’s Tenants, or by any one directly or indirectly employed by any of them.

(d)    Workers’ Compensation Insurance. Workers’ Compensation Insurance as required by the State of New York and in amounts as required by applicable statute.

(e)    Pollution Liability Insurance. If Tenant is handling known or suspected toxic or hazardous substances, Tenant shall carry Pollution Liability Insurance with a minimum limit of Five Million Dollars ($5,000,000) per occurrence and aggregate.

(f)    Blanket and/or Master Policies. The insurance required to be provided pursuant to this Lease may be effected by so-called “blanket”, “wrap-up” and/or “master” policies issued to Tenant (or in the case of Property Insurance, Landlord), any Subtenant or their respective Affiliates covering the Leased Premises and other properties owned or leased by Tenant, Subtenant or their respective Affiliates, provided that the limits under such blanket or master policies of insurance applicable to the Leased Premises are not reduced by any losses at the other properties covered thereby and such policies otherwise comply with the provisions of this Lease.

(g)    Insurance During Construction. Upon commencement of any construction of any Improvements or Restoration and until completion of work, Tenant shall provide, or cause to be provided, via insurance and/or self-insurance, and will keep in full force and effect until completion of work, or cause to be kept in full force and effect until completion of work, at no cost or expense to Landlord, Commercial general liability insurance, naming Tenant as the insured and Landlord as additional insured, such insurance to insure against liability for bodily injury and death and for property damage in an amount as may from time to time be reasonably required by Landlord, but in an amount not less than Twenty Million and 00/100 Dollars ($20,000,000.00) combined single limit, such insurance to include operations/premises liability, completed operations, broad form contractual liability (designating the indemnity provisions of the Construction Agreements if such coverage is provided by a contractor), and if the contractor is undertaking foundation, excavation or demolition work, such operations shall be covered , XCU Exclusions shall not apply, and will include the Leased Premises and all common areas and sidewalks adjoining or appurtenant to the Leased Premises, will contain blanket contractual coverage and will also provide the following coverages: (i) completed operations; (ii) personal injury protection; (iii) fire legal liability, if not otherwise covered under the comprehensive form of public liability insurance; (iv) employees as additional insured coverage; and (v) contractual indemnity coverage. The foregoing commercial general liability insurance limits may be satisfied with umbrella insurance provided such umbrella insurance policy provides the required level of insurance coverage for the Leases Premises independent of all other claims and locations under the umbrella policy.

(h)    Waiver of Subrogation. All insurance policies procured by Landlord or Tenant shall applicable to the Land and the Leased Premises shall contain a clause pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such insurance.

Section 6.2    Treatment of Proceeds.

(a)    Proceeds of Insurance in General. The proceeds of any insurance required to be maintained by this Article VI (other than proceeds of the liability insurance and Workers’ Compensation otherwise referred to herein) shall be payable in accordance with Article XI of this Lease.

(b)    Cooperation in Collection of Proceeds. Landlord and Tenant shall cooperate in connection with the collection of any insurance proceeds that may be due in the event of loss, and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments as may be required of Tenant or Landlord, respectively, for the purpose of obtaining the recovery of any such insurance proceeds.

Section 6.3    General Requirements Applicable to Policies.

(a)    Insurance Companies. Except in instances of Tenant’s self-insurance permitted under the Lease, all of the insurance required by this Article VI (other than Workers’ Compensation Insurance) shall be with companies doing business in the State of New York that have a rating in the latest edition of “Bests Key Rating Guide” of A-, VII or better or another comparable rating reasonably acceptable to Landlord.

(b)    Required Forms. Except in instances of Tenant’s self-insurance permitted under the Lease, all references to forms and coverages in Section 6.1 shall be those used by the ISO or equivalent forms approved by the Insurance Department of the State of New York, provided, however, that excess coverages may be written on forms reasonably acceptable to Landlord containing provisions other than those contained in ISO forms but otherwise conforming in substance to the requirements of this Article VI.

(c)    Required Certificates. Certificates of insurance evidencing the issuance of all insurance policies required by this Article VI, describing the coverage shall be delivered to Landlord upon issuance of such insurance or, in the case of new or renewal policies replacing any policies expiring during the Term, not later than (x) ten (10) Business Days before the expiration dates of any expiring policy if no notice of cancellation or non-renewal with respect to such expiring policy has been sent by the insurance company issuing such policy, or (y) thirty (30) days before the expiration date of any expiring policy if a notice of cancellation or non-renewal with respect to such expiring policy has been sent by the insurance company issuing such policy. The certificates of insurance or other documents or instruments shall be issued by the insurance company or an authorized agent thereof and signed by an officer having the authority to issue the certificate or other documents or instruments.

(d)    Other Requirements. (i) Each insurance policy (other than Workers’ Compensation Insurance) will include as named insured parties Landlord and any Fee Mortgagee, as their interests may appear; (ii) Tenant shall send to Landlord certificates of insurance showing evidence of compliance with the coverages required herein; (iii) Each insurance policy shall provide that no act or omission or negligence of Tenant, or anyone acting for Tenant, or any Subtenant or occupant of the Leased Premises which might otherwise result in a forfeiture of such insurance or any part thereof, will in any way affect the validity or enforceability of such insurance insofar as Landlord or any Fee Mortgagee is concerned;

(e)    Landlord’s Right to Procure Insurance. If Tenant fails to maintain any such insurance required hereunder, then Landlord may, at Landlord’s election, after giving Tenant written Notice and ten (10) days to obtain such insurance, procure the same, adding the premium cost thereof to the Rent payment next due hereunder, together with interest thereon at the Default Interest Rate, it being hereby expressly covenanted and agreed that payment by Landlord of any such premium will not be deemed to waive or release the obligation of Tenant to make payment thereof. Landlord may, but is not obligated to, obtain its own, separate insurance coverage at Landlord’s sole cost and expense, which coverage will in no manner reduce the insurance coverage otherwise required hereunder.

ARTICLE VII

Alterations and New Construction

Section 7.1    Alterations. Tenant shall have the right, at any time and from time to time during the Term, to make Alterations in, to or of the Improvements, subject, however, in all cases, to the following:

(a)    No Structural Alterations regardless of estimated cost, and no non-Structural Alterations (or series of non-Structural Alterations within any twelve (12) month period) involving an estimated cost of more than Three Hundred Fifty Thousand Dollars ($350,000.00) shall be undertaken without Landlord’s prior written consent.

(b)    No Alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all licenses, permits and authorizations, if any, required by all applicable Governmental Authorities. Landlord shall join in the application for such licenses, permits or authorizations as requested by Tenant.

(c)    All Alterations shall be made in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements.

(d)    Tenant shall pay the entire cost of the Alterations so that the Leased Premises shall at all times be free from all Liens (subject to Tenant’s rights to discharge same pursuant to the express provision of this Lease), other than Liens encumbering Tenant’s fixtures.

Section 7.2    Permits and Easements. Landlord agrees, within ten (10) Business Days after receipt of a written request therefor from Tenant, to execute, acknowledge and deliver (or to join with Tenant in the execution, acknowledgement and delivery of), at Tenant’s sole cost and expense, any and all (i) applications for licenses, permits, approvals or other authorizations of any kind or character required by any Governmental Authority in connection with Construction Work (collectively “Permit Applications”), (ii) any documents or instruments required by Tenant, and approved by Landlord, in order to acquire development rights from owners of other properties for the benefit of the Leased Premises, (iii) grants or deeds of easements and/or rights‑of‑way for public utilities or similar public facilities which, in Tenant’s view may be useful and/or necessary in the proper economic and orderly development of the Land or of the Improvements to be erected thereon, and which are approved by Landlord, and (iv) grants or deeds of dedication where such dedication is required by any Governmental Authority in connection with the construction of Improvements, provided the same shall not require an expenditure by Landlord and Tenant shall indemnify Landlord against any liability related thereto and pay any such expenditure, and the same shall be subject to Landlord’s approval. Landlord will, at no expense to Landlord, cooperate fully with Tenant in assisting Tenant to obtain approvals from Governmental Authorities, provided the same will not require an expenditure by Landlord or provided Tenant indemnifies Landlord against any liability related thereto and pays any such expenditure, and provided the same will not significantly diminish the size of the Leased Premises or reduce the value of Landlord’s interest in the Leased Premises, and provided Landlord has consented to the same. To this end, within ten (10) Business Days after written request from time to time from Tenant, Landlord will, without requiring any additional consideration therefor, execute and return to Tenant, or otherwise join in any such documents as are required for obtaining approvals from Governmental Authorities to which Landlord has consented. If Landlord fails to sign and return the Permit Applications within the ten (10) Business Day period referenced above, Tenant shall send Landlord a Notice containing a legend in capital letters and bold type on the first page thereof which states, “IF YOU SHALL FAIL TO RESPOND TO TENANT’S REQUEST TO SIGN PERMIT APPLICATIONS FOR THE CONSTRUCTION WORK REFERENCED HEREIN WITHIN TEN (10) BUSINESS DAYS, YOU SHALL BE DEEMED TO HAVE CONSENTED TO TENANT’S EXECUTION OF SUCH PERMIT APPLICATIONS ON LANDLORD’S BEHALF.” If Landlord shall fail to execute and deliver such Permit Applications within the ten (10) Business Day period set forth in Tenant’s Notice, Tenant may sign such Permit Applications on behalf of Landlord, and Landlord hereby appoints Tenant its attorney-in-fact, which power shall be coupled with an interest, for such purpose. Whenever Landlord’s consent or approval shall be required or requested pursuant to this Article VII, such consent or approval shall not be unreasonably withheld, conditioned or delayed unless the proposed Alterations are Structural Alterations, Alterations that affect any Building Systems or Alterations that affect the certificate of occupancy for the Building (in which event, Landlord’s consent may be granted or withheld in its sole discretion except to the extent any such Alteration is required by applicable law). The indemnification in this Section 7.2 shall survive the Expiration of the Term.

Section 7.3    Going Dark. Tenant is not required to continuously operate its business in the Leased Premises and may discontinue use of the Leased Premises for its business operations and “go dark.” If Tenant ceases business operations in all or any part of the Leased Premises the Rent shall not be abated and Tenant shall continue to be bound by all of the terms and conditions of this Lease, and shall keep the Leased Premises in a secure and safe manner and in accordance with all of Tenant’s obligations under Article VIII hereof.

ARTICLE VIII

Repairs, Maintenance and Operation of the Leased Premises

Section 8.1    Maintenance, Repair and Waste. Tenant shall not cause, commit, suffer or permit, and shall use all reasonable precautions to prevent, physical waste to the Leased Premises. Tenant shall keep and maintain the Leased Premises in good repair, order and condition, and shall make all repairs or replacements, interior or exterior, structural or nonstructural, foreseen or unforeseen to keep the Leased Premises in good and safe order and condition. Landlord shall not have any obligations with respect to the maintenance, repair and/or replacement of the Leased Premises or any portion thereof. Notwithstanding the foregoing, to the extent any insurance proceeds paid as a result of a casualty at the Leased Premises become available to and are under the sole control of Tenant, Tenant shall apply such proceeds first to the repair or replacement of the Leased Premises and any amount not so applied shall remain the property of Tenant except as expressly set forth in Article XI.

Section 8.2    Operation of Leased Premises. Tenant shall, from and after the Effective Date, pay all expenses related to the operation, management, development, use, occupancy, maintenance and repair of the Leased Premises, including the costs of utilities, Real Estate Taxes and Insurance Premiums, which arise or become due or payable during or after (but attributable to a period falling within) the Term. Landlord shall not be required to furnish any services or facilities to Tenant or the Leased Premises. Notwithstanding anything to the contrary contained herein or otherwise provided by applicable law, Landlord has no obligation or responsibility to perform or participate in any way in the maintenance or repair of the Leased Premises or any Improvements located thereon, or pay sum for the use, maintenance, operation, repair or replacement of all or any part of the Leased Premises. All such maintenance, operation, repair or replacement of all or any part of the Leased Premises will be performed by Tenant, at Tenant’s sole cost expense.

Section 8.3    Utilities. Tenant is solely responsible for all costs of installing, connecting, maintaining, modifying and replacing utility lines and services to the Leased Premises. Tenant shall pay, from and after the Lease Commencement Date, all charges for gas, electricity, water, sewage, telephone and other utilities used upon or in connection with the Leased Premises during the Term directly to the utility company.

ARTICLE IX

Use of Leased Premises; Compliance with Orders

Section 9.1    Permitted Uses. The Leased Premises may be used for any lawful purpose by Tenant and any of its Affiliates, other than the uses enumerated below, without the consent or approval of Landlord:

(a)    occupancy by any foreign governmental agency, consulate or embassy which is or could be immune from in personam or subject matter jurisdiction in the courts of the State of New York, unless all such immunity if waived for the benefit of Landlord and Tenant and each present and future Fee Mortgagee; or

(b)    offices of any organization that advocates (i) the overthrow or boycott of the United States, or (ii) any militant or supremacist ideology.

(c)    Each lease, sublease, license and occupancy agreement (however denominated) of all or any part of the Leased Premises entered into after the Effective Date shall contain a prohibition against the foregoing uses. (the “Restrictive Covenant Provision”). If a tenant or occupant of the Leased Premises violates the Restrictive Covenant Provision of its lease or other occupancy agreement (a “Rogue Tenant”), provided that Tenant, following Notice from Landlord advising Tenant of a violation of the Restrictive Covenant Provision promptly commences an action or proceeding (or arbitration, if required by such lease or license agreement) against such Rogue Tenant, and thereafter uses diligent, good faith efforts to enforce its rights under the Rogue Tenant’s lease or other occupancy agreement seeking to obtain Judicial Relief (hereinafter defined), then Tenant shall not be in default under this Lease. If, despite Tenant’s diligent, good faith efforts a transfer of a Rogue Tenant’s lease or other occupancy agreement, or such Rogue Tenant’s right to occupy its premises in violation of the Restrictive Covenant Provision is upheld, Tenant shall not be in default under this Lease. Tenant’s obligation to seek Judicial Relief for a violation of a Rogue Tenant’s Restrictive Covenant Provision shall apply even if the violation is the result of the Rogue Tenant’s bankruptcy. As used in this Section 9.1(c), “Judicial Relief” shall mean a temporary restraining order, preliminary injunction, permanent injunction, other court order or judgment, or order resulting from an arbitration proceeding, enjoining or stopping the violation of the Restrictive Covenant Provision. Landlord shall have standing to join, at Tenant’s cost and expense, with Tenant in any application, action or proceeding for Judicial Relief without prejudice to Tenant, and shall have the right to file briefs and other filings in any such proceeding for Judicial Relief.

Section 9.2    Compliance with Legal Requirements. Tenant shall, throughout the Term, promptly comply with all Legal Requirements, ordinary and extraordinary, foreseen or unforeseen, now or hereafter applicable to the Leased Premises as to the manner of use or the maintenance, repair or condition of the Leased Premises.

Section 9.3    Right to Contest. Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or, with Landlord’s consent in the name of Landlord, or both, without cost or expense to Landlord, the validity or application of any Legal Requirements, subject to the following:

(a)    if by the terms of any such Legal Requirements, compliance therewith pending the prosecution of any such proceeding may legally be delayed without incurring any Lien, charge, liability or penalty of any kind against the Leased Premises or the Leasehold Estate and without subjecting Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding;

(b)    if any Lien, charge or liability would be incurred by reason of any such delay, Tenant nevertheless may contest as aforesaid, but only if (i) Tenant gives Landlord Notice of its intention to contest and Tenant prosecutes the contest with diligence and continuity and in good faith, (ii) such delay would not subject any Landlord Indemnified Persons to criminal liability, and (iii) Tenant indemnifies Landlord against loss or damage by reason of such contest or delay; and

(c)    Tenant, at its expense, shall comply with any final order after the expiration of all applicable appeal periods.

(d)    Tenant shall prosecute such contest diligently and expeditiously. Landlord agrees to render Tenant all reasonable assistance, at Tenant’s sole cost and expense, in contesting the validity of any such complaint or action, including joining in the execution of any document, and signing any protests or pleadings which Tenant may file, which are reasonably acceptable to Landlord. Tenant shall indemnify all Landlord Indemnified Persons and hold each of them harmless from and against any and all liabilities, costs and expenses (including reasonable attorney’s fees and disbursements) incurred in connection with Tenant’s failure to comply with any of the aforementioned items

(e)    Landlord shall, at Tenant’s sole cost and expense, including reasonable counsel fees, execute and deliver any appropriate documents or instruments which may be necessary or proper to permit Tenant so to contest the validity or application of any such Legal Requirements.

ARTICLE X

Work Performed on Leased Premises or Improvements

Section 10.1    Licenses and Permits. Tenant shall not do or permit others to do any Construction Work unless Tenant shall have first procured and paid for all permits and authorizations, if any, required by all applicable Governmental Authorities. All Construction Work shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements and in accordance with the terms and conditions of this Lease (including Article VII hereof)

Section 10.2    Completion of Construction Work. Following receipt from any Governmental Authority, Tenant shall, if requested by Landlord, furnish to Landlord true copies of a certificate of occupancy or its equivalent, which shall then be required by any Governmental Authority.

Section 10.3    Mechanics’ Liens. If any Lien shall be filed against the interest of Landlord or Tenant in the Leased Premises or asserted against any Rent by reason of any work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Premises after the Lease Commencement Date, Tenant shall within thirty (30) days after notice of the filing thereof, cause the same to be discharged or bonded of record. Nothing contained in this Lease shall be construed as constituting the express or implied consent or permission of Landlord for the performance of any labor or services for, or the furnishing of any materials to, Tenant that would give rise to any such mechanic’s lien against Landlord’s interest in the Leased Premises, and Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit. If Tenant shall fail to take such action within such thirty (30) day period, Landlord may, in addition to any other right or remedy, discharge the same by deposit or by bonding proceedings, or may pay any judgment resulting therefrom and, in the event of such deposit or bonding proceedings or the payment of such judgments, Tenant shall reimburse Landlord as Additional Rent for any costs and expenses (including reasonable attorney’s fees and/or expenses) incurred by Landlord in connection therewith, together with interest at the Default Interest Rate, upon demand. Tenant agrees to provide Landlord with Notice of any mechanic’s lien promptly upon following the filing thereof.

ARTICLE XI

Damage, Destruction and Restoration

Section 11.1    Notice to Landlord. Tenant shall give Landlord Notice promptly upon obtaining actual knowledge thereof, if all or any portion of the Improvements is damaged or destroyed in whole or in part by Property Loss, other than de minimis damage.

Section 11.2    Property Loss Restoration.

(a)    If due to Property Loss all or substantially all of the Improvements are damaged, destroyed or rendered unusable for the continued operation of Tenant’s business and the same cannot be restored within six (6) months following such Property Loss, as reasonably estimated by an independent contractor selected by Tenant and reasonably acceptable to Landlord, Tenant shall deliver Notice thereof to Landlord (the “Landlord Notice”) within sixty (60) days following such Property Loss, and thereafter either Party may terminate this Lease by Notice to the other given no later than sixty (60) days following delivery of such Landlord Notice. If Tenant does not terminate this Lease, then Tenant shall, at Landlord’s sole cost and expense, promptly, diligently and in good faith Restore the Improvements to a condition and value no less than the condition and value of the Improvements immediately prior to such Property Loss. All insurance proceeds applicable to or arising from such Property Loss shall be paid to Tenant and held by Landlord in trust to be applied to such Restoration of the Improvements.

(b)    If less than all or substantially all of the Improvements are damaged or destroyed by Property Loss and the Premises are not rendered unusable for the continued operation of Tenant’s business, or if Tenant is otherwise entitled to terminate this Lease pursuant to Section 11.2(a) as a result of such Property Loss, this Lease shall continue in full force and effect and shall not terminate. Tenant shall, at Landlord’s sole cost and expense, promptly, diligently and in good faith Restore the Improvements to a condition and value no less than the condition and value of the Improvements immediately prior to such Property Loss. All property insurance proceeds applicable to or arising from such Property Loss, excluding business interruption proceeds and insurance proceeds payable on account of damage or destruction to Tenant’s personal property, fixtures, equipment and leasehold improvements, shall be paid to Tenant and held by Landlord in trust to be applied to such Restoration of the Improvements. If the Property Loss occurs within the last three (3) years of the initial and cannot be repaired within six (6) months, either party may terminate this Lease by Notice to the other; provided, however, if one or more Extension Terms have not yet occurred and Tenant is otherwise entitled to exercise such Extension Term, Tenant may elect to exercise the next available Extension Term within thirty (30) days of such casualty, and in such event, the length of the then-remaining Term shall be calculated based on the as-extended Term.

(c)    From and after a Property Loss, there shall be no abatement of Rent. It is the responsibility of Tenant to maintain business interruption or other insurance to provide for the continued payment of Rent hereunder for a period of one (1) year.

(d)    Any insurance proceeds for a Restoration shall be held by Landlord in trust and disbursed to Tenant in monthly installments as the Restoration progresses, subject to such reasonable evidence and documentation as Landlord may require in connection with such disbursements.

ARTICLE XII

Condemnation

Section 12.1    Substantial Taking.

(a)    Termination of Lease for Substantial Taking. If all or Substantially All of the Leased Premises is Taken this Lease shall terminate on the Date of Taking (defined below) and the Annual Fixed Rent and Additional Rent payable by Tenant hereunder shall be apportioned and paid to the Date of Taking. The preceding sentence shall not apply to a Taking of the Landlord’s Fee Estate in the Land if, after such Taking, Tenant’s rights under this Lease are not affected.

(b)    Disbursement of Award. If all or Substantially All of the Leased Premises is Taken as provided in Section 12.1(a), the entire award paid in connection with such Taking (net of reimbursement to Landlord and Tenant of the reasonable legal, engineering and appraisal costs of obtaining such award, which costs shall be reimbursed to Landlord and Tenant out of the award (the “Taking Costs”)) shall be paid to Landlord. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment. Tenant shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Tenant’s personal property, trade fixtures, and the interruption of Tenant’s business and moving expenses, but only if such award or payment shall be made in addition to Landlord’s award and if Tenant’s claim does not adversely affect or result in any reduction of Landlord’s award or interfere with the prosecution of a claim for the taking by Landlord.

(c)    Landlord shall recognize any full or partial assignment by Tenant to a lender of any portion of the award payable to Tenant pursuant to Section 12.1(b).

(d)    Definitions.

(i)         “Substantially All of the Leased Premises” means such portion of the Leased Premises as, when so Taken, would leave a balance of the Leased Premises that, due either to the area so Taken or the location of the part so Taken in relation to the part not so Taken, would not, under economic conditions, zoning laws and building regulations then existing, and after performance by Tenant of all covenants, agreements, terms and provisions contained herein or by law required to be observed by Tenant, readily accommodate a new or reconstructed Building or Buildings of a type and size generally similar to the Improvements existing at the Date of Taking. Pending resolution of any dispute over whether “Substantially All of the Leased Premises” has been Taken, (x) Tenant shall have no obligation to perform any Condemnation Restoration with respect to such Taking, and (y) the Annual Fixed Rent shall be reduced as provided in Section 12.2.

(ii)         “Date of Taking” means the earlier of (x) the date on which title to the whole or Substantially All of the Leased Premises, or any part thereof, has vested in any lawful power or authority pursuant to the provisions of applicable law, and (y) the date on which actual possession of the whole or Substantially All of the Leased Premises, or a part thereof, as the case may be, is acquired by any Governmental Authority pursuant to the provisions of the applicable federal or New York law.

Section 12.2    Less Than a Substantial Taking.

(a)    Taking of Less Than Substantially All of the Leased Premises. If less than Substantially All of the Leased Premises is Taken, this Lease shall continue for the remainder of the Term without abatement of Rent or diminution of any of Tenant’s obligations hereunder except as provided in Section 12.2(d). Notwithstanding anything to the contrary contained in this Lease, if the estimated cost of the Construction Work in connection with any Condemnation Restoration to be performed shall exceed twenty five percent (25%) of the Replacement Value, Tenant, at its option, with the consent, in writing, of all Recognized Mortgagees, may terminate this Lease upon thirty (30) days’ Notice to Landlord. In such event (a) the Term shall end on the date set forth in such Notice as if such date were the Fixed Expiration Date, and (b) Tenant shall have no obligation to perform such Condemnation Restoration, but Tenant shall make the site safe and free from conditions hazardous to life and property, including, if Landlord in its reasonable judgment determines necessary, the erection of a fence around as much of the Land as Landlord may direct. In the event of the termination of this Lease pursuant to this Section 12.2(a), except as otherwise provided in this Lease, all proceeds of condemnation other than the amount reasonably necessary to make the site safe (which shall be paid to Tenant), shall be paid to Landlord.

(b)    Restoration of the Leased Premises. If less than Substantially All of the Leased Premises is Taken and this Lease is not terminated pursuant to Section 12.2(a), Tenant shall, to the extent of the award received by Tenant, Restore the remaining portion of the Improvements not so Taken (the “Condemnation Restoration”).

(c)    Payment of Award. If less than all or Substantially All of the Leased Premises is Taken as provided in Section 12.2(a) and this Lease is not terminated pursuant to Section 12.2(a), the entire award paid in connection with such Taking shall first be used for Restoration by Tenant and the balance of such award shall be paid to Landlord.

(d)    Reduction of Annual Fixed Rent. Effective upon the Date of Taking, the Annual Fixed Rent shall be reduced by an amount equal to the product derived by multiplying the Annual Fixed Rent then payable by a fraction, the numerator of which is the amount of rentable square feet of the Improvements Taken and the denominator of which is the amount of rentable square feet in the Improvements immediately before the Date of Taking.

Section 12.3    Temporary Taking.

(a)    Notice of Temporary Taking. If the temporary use of the whole or any portion of the Leased Premises is Taken (a “Temporary Taking”), Tenant shall give Landlord Notice within five (5) days thereof. Except as set forth below, the Term shall not be reduced or affected in any way by reason of such Temporary Taking and Tenant shall continue to pay the Annual Fixed Rent to Landlord and the Additional Rent without reduction or abatement.

(b)    Temporary Taking Not Extending Beyond the Fixed Expiration Date. If the Temporary Taking is for a period not extending beyond the Term, and if the award by reason of the Temporary Taking is paid less frequently than in monthly installments, it shall be paid to Tenant. In addition, if such award is paid in monthly installments (or more frequently than monthly) such award shall be paid to Tenant.

(c)    Temporary Taking Extending Beyond the Fixed Expiration Date. If there is a Temporary Taking extending beyond the Fixed Expiration Date, Tenant shall have the right to terminate this Lease and the award shall be paid in accordance with the provisions of Section 12.1(b) as if there was a Taking of all or Substantially All of the Leased Premises. If this Lease is not so terminated, the entire award shall be paid to Tenant except for the portion thereof allocable to the period after the Fixed Expiration Date, which portion shall be paid to Landlord.

Section 12.4    Governmental Action Not Resulting in a Taking. In case of any governmental action not resulting in the Taking of any portion of the Leased Premises but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Leased Premises abuts, then this Lease shall continue in full force and effect without reduction or abatement of Rent and the award shall be paid to Tenant.

Section 12.5    Collection of Awards. Landlord and Tenant each agree to execute any and all documents that may be required in order to facilitate the collection of any and all such awards or compensation. Tenant and the Recognized Mortgagees, in cooperation with Landlord, shall have the right to participate in any such condemnation proceedings and to be represented by counsel for the purpose of protecting their respective interests hereunder.

Section 12.6    Approval of Settlements. Landlord and Tenant shall jointly settle or compromise any taking, each acting reasonably and in good faith.

Section 12.7    Delegation of Tenant’s Rights. Tenant shall have the right to delegate any of its rights under this Article XII, including the right to receive any portion of a condemnation award, to a Recognized Mortgagee, provided however that any payment made to Tenant and required by the terms of this Lease to be used for the Restoration of the Leased Premises shall, notwithstanding any such delegation, be used only for such purpose.

ARTICLE XIII

Assignments and Subleases of Tenant’s Interest

Section 13.1    Tenant’s Right to Assign Leasehold Estate.

(a)    Except as otherwise set forth in this Article XIII, Tenant shall not have the right, without the prior consent of Landlord, to sell, assign, transfer or otherwise dispose (collectively and individually an “Assignment” or “Assign” or “Assigned”) of the Leasehold Estate or such interests. In the event of an Assignment pursuant to this Section 13.1, the assignor shall remain liable for all liabilities and obligations of the assignor under this Lease. As a condition to Tenant’s right to assign the Lease, assignee will assume in a written, recordable instrument reasonably satisfactory to Landlord, all obligations of Tenant under this Lease arising from and after the effective date of such Assignment. Any Assignment hereof will at all times be subject to this Lease and the right, title and interest of Landlord in and to the Leased Premises, and the assignee will agree, in writing, from and after the date of Assignment, to assume and be bound by the terms of this Lease. Landlord will not be entitled to any compensation in connection with any Assignment of this Lease, except for reimbursement of Landlord’s reasonable attorneys’ fees and expenses incurred in connection with any such assignment that requires Landlord’s consent. Landlord’s consent to any proposed Assignment or subletting shall not be unreasonably withheld, conditioned or delayed, subject to Landlord’s Consideration Factors. For purposes hereof, “Landlord’s Consideration Factors” means, with respect to a proposed Assignment or subletting, (i) tenant mix (if there are multiple tenants in the Building other than Tenant and the proposed subtenant or assignee), (ii) any restrictions contained in leases or other agreements affecting the Building, (iii) whether the financial condition of the proposed assignee or subtenant is reasonably adequate to support the obligations of such assignee under the assignment or such subtenant under the sublease, as the case may be, (iv) the effect that the proposed assignee’s or subtenant’s occupancy or use of the Premises would have upon the operation and maintenance of the Building and Landlord’s investment therein, and (v) the reputation of the proposed assignee or subtenant.

(b)    No Assignment shall be deemed effective or binding upon Landlord unless and until a counterpart original of such Assignment that is fully executed by Tenant and the assignee (the “Transferee”) is received by Landlord and Landlord has approved of the same. Such Assignment shall provide that the Transferee thereunder unconditionally assumes all of the terms and conditions to be performed by Tenant hereunder arising from and after the date of the Assignment, and the Transferee shall covenant to perform such covenants and obligations in the place and stead of Tenant as though the Transferee were the original Tenant named herein. Tenant and Transferee shall, jointly and severally, indemnify and hold Landlord harmless from and against any loss, cost, expense (including reasonable attorneys’ fees and disbursements), incurred by Landlord as a result of any claim for brokerage commission arising out of or in connection with such Assignment, which obligation shall survive the Expiration of the Term.

(c)    No proposed Transferee or its principals shall be entitled, directly or indirectly, to diplomatic or sovereign immunity, and each Transferee shall be subject to in personam jurisdiction in the courts of the State of New York by service of process as permitted by law or as otherwise set forth in this Lease, as the case may be.

(d)    The proposed Transferee and its principals shall be in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

(e)    Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without Landlord’s consent, to enter into an Assignment or sublease of the entire Premises to a Person acquiring substantially all of Tenant’s assets, or in connection with a merger or consolidation of Tenant into or with another Person, provided that (i) the aggregate tangible net worth of Tenant (or a transferee) and/or any guarantor is equal to or greater than the greater of (x) the tangible net worth of Tenant and any guarantor immediately prior to such transaction and (y) the tangible net worth of Tenant and any guarantor on the Effective Date, and (ii) Tenant shall reimburse Landlord within thirty (30) days after demand therefor, as Additional Rent, for any costs including, without limitation, reasonable legal costs, incurred by Landlord in connection with such transaction. Furthermore, any assignee of Tenant’s interest in this Lease shall assume, for Landlord’s benefit, the performance of all of the terms, conditions and covenants of this Lease to be performed by Tenant hereunder from and after the effective date of assignment, and, any subtenant of the Premises shall acknowledge, for Landlord’s benefit, that its sublease of the Premises is subject to the terms covenant and conditions of this Lease.

Section 13.2    Subletting. Tenant shall have the right, subject to Landlord’s prior consent, to enter into one (1) or more Sublease(s) of all or any part of the Leased Premises, provided that any such Sublease(s) shall be subject and subordinate to this Lease and to the rights of Landlord hereunder.

ARTICLE XIV

Indemnification

Section 14.1    Tenant to Indemnify Landlord. Subject to Section 14.2 below, to the fullest extent permitted by law (but subject to any waiver of subrogation or endorsement), Tenant agrees to indemnify and hold Landlord, its officers, directors, stockholders, beneficiaries, partners, representatives, agents, members and employees (collectively, “Landlord’s Indemnified Persons”), harmless from and against any and all losses, damages, claims, suits, actions, judgments and costs (including reasonable attorneys’ fees and expenses) arising from or in connection with any accident, injury, death or damage to person or property occurring in, at or upon the Leased Premises (or outside the Leased Premises if arising from or in connection with Tenant’s installations in, or use of, areas outside the Leased Premises), in each case except to the extent covered by the waiver of subrogation provision or endorsement in Landlord’s insurance policies. As a condition to Tenant’s indemnification obligations hereunder, Landlord shall provide to Tenant prompt Notice of any claim for which indemnification is sought. Tenant shall have the right to settle any such claim on any terms acceptable to Tenant, provided that such settlement does not impose any obligation on Landlord or adversely affect any rights or interests of Landlord or its business. The indemnification contained in this Section 14.1 shall include reasonable attorneys’ fees and disbursements incurred by Landlord arising due to a breach of Tenant’s duty to defend.

Section 14.2    Landlord to Indemnify Tenant. Subject to Section 14.1 above, to the fullest extent permitted by law (but subject to any waiver of subrogation or endorsement), Landlord agrees to indemnify and hold Tenant, its officers, directors, stockholders, beneficiaries, partners, representatives, agents, members and employees (collectively, “Tenant’s Indemnified Persons”), harmless from and against any and all losses, damages, claims, suits, actions, judgments and costs (including reasonable attorneys’ fees and expenses) arising out of any injury to or death of persons or damage to property in, on or about the Leased Premises to the extent caused by the negligent or willful acts or omissions (where with regard to any such omission, there was a duty to act) of Landlord or anyone for whom Landlord may be vicariously liable, except to the extent covered by the waiver of subrogation provision or endorsement in Tenant’s insurance policies. As a condition to Landlord’s indemnification obligations hereunder, Tenant shall provide to Landlord prompt Notice of any claim for which indemnification is sought. Landlord shall have the right to settle any such claim on any terms acceptable to Landlord, provided that such settlement does not impose any obligation on Tenant or adversely affect any rights or interests of Tenant or its business. The indemnification contained in this Section 14.2 shall include reasonable attorneys’ fees and disbursements incurred by Tenant arising due to a breach of Landlord’s duty to defend.

Section 14.3    Survival. The provisions of this Article XIV shall survive the Expiration of the Term.

ARTICLE XV

Events of Default; Remedies

Section 15.1    Events of Default. The happening of any one (1) or more of the following events shall be an “Event of Default”:

(a)    Monetary Default. Tenant fails to make payment of the Rent required to be paid by Tenant under this Lease within five (5) days of when the same shall become due. If Tenant fails to make payment of the Rent required to be paid by Tenant under this Lease within five (5) days of when the same shall become due and payable Landlord shall, but only for the first event of nonpayment in any consecutive twelve (12) month period, give Tenant a Notice of nonpayment of Rent (a “Nonpayment Notice”) and Tenant shall not be in default of this Lease if the Rent is paid within ten (10) days after the giving of the Nonpayment Notice; or

(b)    Non-Monetary Default. If Tenant fails to observe or perform any one (1) or more of the terms, covenants or conditions contained in this Lease (other than those referred to in Section 15.1(a), (c) or (d)), and if such failure is not remedied by Tenant (i) within thirty (30) days after Landlord gives Tenant Notice specifying such failure and such failure shall continue beyond any applicable Notice and cure periods, or (ii) in the case of any such failure that requires work to be performed, acts to be done or conditions to be satisfied which cannot, by their nature, reasonably be performed, done or satisfied within such thirty (30) day period, and such failure is not remedied by Tenant within such additional period as may be reasonably required to cure such failure (not to exceed one hundred twenty (120) days in the aggregate, subject to Unavoidable Delay), but only if Tenant commences to cure such failure within the initial thirty (30) day period following Landlord’s Notice and (subject to Unavoidable Delay) diligently prosecutes the curing of such failure to completion with due diligence and in good faith.

(c)    Voluntary Bankruptcy. If Tenant shall (A) make a general assignment for the benefit of creditors, (B) admit in writing its inability to pay its debts as they become due, (C) file a voluntary petition in bankruptcy, (D) become insolvent, (E) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (F) petition or apply for any receiver, custodian or any trustee for any substantial part of its property, or (G) take any formal action for the purpose of effecting any of the foregoing or looking to its liquidation or winding up.

(d)    Involuntary Bankruptcy. If an order for relief is entered under any bankruptcy or similar law or any other decree or order is entered by a court of competent jurisdiction (A) adjudicating Tenant bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant, (C) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or of any substantial part of its property, or (D) ordering the winding up or liquidation of the affairs of Tenant, and any such decree or order continues unstayed and in effect for a period of 90 days.

Section 15.2    Landlord’s Right to Relet. Landlord shall have no obligate to mitigate damages in connection with any Event of Default hereunder. Notwithstanding the foregoing, following an Event of Default, Landlord may elect (in its sole discretion) to relet the Leased Premises, or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term), and on such conditions as Landlord may reasonably determine and may collect and receive the rents therefor. The commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Leased Premises, shall not be construed as an election to terminate this Lease whether or not such entry or re-entry be had or taken under summary proceedings or otherwise and shall not be deemed to have absolved or discharged Tenant from any of its obligations or liabilities for the remainder of the Term of this Lease. Tenant shall, notwithstanding any such entry or re-entry, expiration and/or dispossess proceeding continue to be liable for the payment of the Rent and performance of the covenants, conditions and agreements by Tenant to be performed as set forth in this Lease. Tenant shall pay all monthly deficits in Rent after any such re-entry in monthly installments within ten (10) days after demand therefor by Landlord. If, in the event of any such ejectment or removal, Landlord leases the Leased Premises as Landlord shall have the right but not the duty to do, to another (whether for a term greater or less than or equal to the unexpired portion of the Term of this Lease, whether the space so leased includes more or less leasable area than the Leased Premises and whether the character of the Leased Premises is changed) upon such terms and conditions and for such market rate rental as Landlord may determine in its sole discretion, the rentals so received by Landlord from such reletting shall be applied: first, to the payment of any costs of such reletting; second to the payment of Rent and other amounts due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment for future Rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly; Tenant shall have no right to any excess. Tenant shall also pay to Landlord any cost and expense, including, but not limited to, brokerage commissions and reasonable attorney’s fees, incurred by Landlord in such reletting not covered by the rental received from such reletting. Nothing contained herein shall be construed as obligating Landlord to relet the whole or any part of the Leased Premises or to otherwise mitigate damages. At any time following termination of this Lease, in lieu of the payments to be made to Landlord hereunder, Landlord shall, at its option, be entitled to recover from Tenant an amount equal to the Rent reserved hereunder for the remainder of the Term had the Lease not been terminated less the fair rental value of the Premises. In the computation of such damages, all such Rent payable hereunder after the date of termination shall be discounted from the date installments of Rent would be due hereunder if this Lease had not been terminated to the date of payment at the rate of four percent (4%) per annum. The parties acknowledge that it is impossible to determine more precisely the damages that might be suffered by Landlord as a result of such termination, and that the foregoing damages are a reasonable estimate of Landlord’s probable loss in the event of such violation, and that such damages are intended not as a penalty, but as liquidated damages. Acceptance by Landlord of such liquidated damages shall not be deemed permission for Tenant to continue any breach, and, notwithstanding the foregoing, shall not preclude Landlord from seeking (i) all other remedies available to Landlord at equity, including, without limitation, specific performance and/or injunctive relief and (ii) Landlord’s remedies expressly set forth herein (other than those relating to the payment of Rent). Such liquidated damages shall be paid by Tenant to Landlord within thirty (30) days after delivery to Tenant of an invoice therefor, as Additional Charges.

Section 15.3    Landlord May Perform Tenant’s Obligations. If Tenant shall at any time fail to keep or perform any of its obligations under this Lease in respect of (a)  payment of Real Estate Taxes, or (b) providing any insurance required to be maintained by Tenant hereunder, Landlord may, but shall not be obligated to, upon the continuance of such failure on Tenant’s part beyond the expiration of any applicable Notice or cure period and without waiving or releasing Tenant from any obligation, make any such payment or perform any such obligation and all sums so paid by Landlord and all necessary incidental costs and expenses incurred by Landlord in making such payments or performing such obligation, together with interest thereon at the Default Interest Rate from the date of payment, shall be deemed Additional Rent and shall be paid to Landlord on demand, or at Landlord’s option may be added to any installment of Annual Fixed Rent thereafter falling due, and if not so paid by Tenant, Landlord shall have the same rights and remedies as in the case of a default by Tenant in the payment of Annual Fixed Rent.

Section 15.4    Remedies Cumulative. All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity (including, without limitation, specific performance of Tenant’s obligations hereunder and injunctive relief). Landlord shall have the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical meanings. The exercise by Landlord of any such right or remedy will not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations will constitute a waiver of any such rights, remedies or obligations. Landlord will not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver will not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

ARTICLE XVI

Surrender of Possession

Section 16.1    Tenant’s Duty to Surrender Possession. Tenant shall, on or before the last day of the Term, peaceably and quietly leave, surrender and yield up to Landlord the Leased Premises, free of Subtenants other than Subleases that Landlord has agreed (in its sole discretion) to permit to remain in place, broom clean and, subject to the provisions of Article XI and Article XII.

Section 16.2    Removal of Tenant’s Property. All furniture and furnishings, fixtures and equipment (other than Building Systems) placed or used in the operation of the Leased Premises, and removable without material injury to the freehold shall, throughout the Term, be the property of Tenant. Tenant and any Subtenant may remove its trade fixtures and other items set forth in the preceding sentence prior to the Expiration of the Term or surrender of the Leased Premises to Landlord (the “Removal Date”), as applicable, provided that Tenant repairs any damage to the Leased Premises caused by such removal (excluding, however, repairing holes in the floor and/or walls resulting from the removal of fasteners holding equipment, racking and/or trade fixtures).

Section 16.3    Reversion to Landlord. On or before the Expiration of the Term, Tenant shall peaceably surrender and yield up to Landlord the Leased Premises, all Improvements and, to the extent not removed or taken by Tenant, all fixtures and personal property. Tenant shall have the express right to remove any fixtures and personal property permitted under Section 16.2, subject to the terms thereof. The Leased Premises including, without limitation, all Building Systems, will not be left in an unsafe or an unusable condition subject to the provisions of Article XI and Article XII. Any Tenant’s personal property which shall remain in the Leased Premises after the Expiration of the Term shall be deemed to have been abandoned and, after the Removal Date, either may be detained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided however, that, notwithstanding the foregoing, Tenant may at any time prior to the Removal Date remove from the Leased Premises any Tenant’s personal property at Tenant’s own expense. If such Tenant’s personal property or any part thereof shall be sold by Landlord, the proceeds of such sale shall be received and retained by Landlord and applied against the expense of the sale, cost of moving and storage, any arrears of Rent, and damages to which Landlord may be entitled hereunder or pursuant to law. Any excess proceeds shall be the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant’s personal property and not otherwise offset by proceeds of sale or otherwise, shall be reimbursed to Landlord by Tenant within ten (10) days after demand therefor.

Section 16.4    Holdover. If Tenant remains in possession of all or any part of the Leased Premises after the Expiration of the Term with Landlord’s prior written consent: (a) Tenant’s occupancy of the Leased Premises will be deemed a month-to-month tenancy (not a renewal or extension of the Term); (b) unless otherwise hereafter agreed in writing by Landlord and Tenant, (i) the Annual Fixed Rent during the first sixty (60) days of the holdover period will be one hundred fifty percent (150%) of the Annual Fixed Rent in effect immediately prior to the Expiration of the Term; and (ii) the Annual Fixed Rent during any holdover period thereafter will be two hundred percent (200%) of the greater of (x) the Annual Fixed Rent in effect immediately prior to the Expiration of the Term (y) and the Fair Market Value of the Leased Premises (as determined in accordance with Exhibit C); and (c) Tenant’s use and occupancy of the Leased Premises will otherwise be subject to all applicable terms and conditions of the Lease as if the Term had not expired or the Lease had not been terminated, as the case may be. Nothing in this Section 16.4 will be deemed or construed as a consent by Landlord to any holding over by Tenant. Tenant acknowledges that the economic harm that would be suffered by Landlord as a result of Tenant’s holding over in possession following the Expiration of the Term would be difficult, if not impossible, to actually assess. Therefore, the parties agree that the sums set forth in this Section 16.4 are fair and reasonable under the circumstances and the Parties voluntarily, knowingly and intentionally admit, concede and stipulate as to difficulty or impossibility of precisely measuring the same and that the aforesaid sums constitute a reasonable approximation of the amount of the same, and are not a penalty. Notwithstanding the foregoing, following the expiration of the Term, if Tenant shall fail to vacate the Premises following receipt of Notice from Landlord demanding that Tenant vacate the Premises and relinquish possession thereto to Landlord, and such failure continues for more than one hundred twenty (120) days, Tenant shall thereafter be obligated to pay to Landlord any and all consequential damages Landlord may incur (or may have incurred in such one hundred twenty (120) day period) as a result of Tenant’s failure to so vacate and surrender possession of the Premises. The provisions of this Section 16.4 shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York. With respect to any holdover following the stated Expiration Date (but not any earlier termination) Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the provisions of this Lease following the original date stated for the expiration of the Term of the Lease.

Section 16.5    Survival. The provisions of this Article XVI shall survive the Expiration of the Term.

ARTICLE XVII

Limitation on Liability

Section 17.1    Transfer of Landlord’s Interest. If the Landlord’s interest in the Leased Premises shall be sold or otherwise transferred or leased, then provided all of Landlord’s obligations under this Lease accruing from and after such sale or transfer shall have been assumed in writing by any such transferee, Landlord shall be relieved of all obligations and liabilities thereafter arising hereunder, and the purchaser or transferee shall be deemed to have assumed all such obligations and liabilities of Landlord accruing from and after such sale or transfer. A copy of the deed conveying the interest in the Leased Premises shall be satisfactory evidence of a successor Landlord’s interest.

Section 17.2    Limitation on Landlord’s Liability. Notwithstanding any provision of this Lease to the contrary, Tenant agrees to look solely to the then estate and interest of Landlord in the Leased Premises, any rental, sale or refinancing proceeds in the Land and/or Building or leasehold estate of Landlord therein, insurance proceeds and condemnation awards and profits for recovery of any judgment against Landlord, it being understood that Landlord and its representatives, agents, members, partners, shareholders, directors, employees, fiduciaries or officers shall never be personally liable for any such judgment or for the payment of any monetary obligation and Tenant shall not have the right to seek or obtain a personal judgment against Landlord or its representatives, agents, members, partners, shareholders, directors, employees, fiduciaries or officers for any monetary obligation or damages. It is expressly understood and agreed that Landlord’s liability under the terms, covenants, warranties and obligations of this Lease will in no event exceed the loss of its estate in the Leased Premises

Section 17.3    Consequential Damages. Except as specifically and expressly provided in this Lease, neither party shall be liable for consequential or punitive damages.

ARTICLE XVIII

Waiver of Jury Trial

Section 18.1    Waiver of Jury Trial. Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Landlord and Tenant, and each acknowledges that neither the other nor any Person acting on behalf of the other has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Landlord and Tenant each further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

ARTICLE XIX

Interaction of Multiple Estates

Section 19.1    No Merger. Without the written consent of Landlord, Tenant, and all Fee Mortgagees, the Fee Estate and the Leasehold Estate shall at all times remain distinct and separate estates. They shall not merge, notwithstanding any acquisition by any means of both the Fee Estate and the Leasehold Estate by Landlord, Tenant, any Fee Mortgagee, or a third party.

Section 19.2    No Landlord’s Lien. Landlord has no lien or security interest in any personal property of Tenant or any Subtenant located in, on, or at the Leased Premises. Such personal property shall not secure payment of any Rent. If, at any time, any statute or principle of law would grant Landlord any such lien or security interest, then Landlord waives the benefit of any such statute or principle and such lien. Landlord shall, at no cost to Landlord, execute such documentation, in recordable form, as Tenant or any Subtenant shall reasonably require, or as any lender or equipment lessor shall require, to confirm the foregoing waiver.

ARTICLE XX

Notices

Section 20.1    Manner of Giving Notice. Each notice, request, demand, consent, approval or other communication (referred to collectively as “Notices” and referred to singly as a “Notice”) which Landlord or Tenant is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if

(a)    personally delivered with proof of delivery thereof (any Notice so delivered shall be deemed to have been received at the time so delivered),

(b)    sent by Federal Express (or other similar overnight courier) designating early morning delivery (any Notice so delivered shall be deemed to have been received when such Notice is delivered or refused), or

(c)    sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any Notice so sent shall be deemed to have been received when such Notice is delivered or refused).

Section 20.2    Addresses for Notices. All Notices shall be addressed to the parties at the following addresses:

if to Landlord:

355 S Technology Drive Owner LLC

c/o BEB Capital LLC

26 Harbor Park Dr.

Port Washington, NY 11050

Attn: Keyvan Ghaytanchi

Email Address: kghaytanchi@bebcapital.com

with a copy to:

c/o Rockpoint Group, L.L.C.,

Woodlawn Hall at Old Parkland

3953 Maple Avenue, Suite 300

Dallas, Texas 75219

Attention: Ron J. Hoyl

Email: rhoyl@rockpoint.com

and to:

c/o Rockpoint Group, L.L.C.,

500 Boylston Street, 21st Floor

Boston, MA 02116

Attention: Joseph Goldman

Email: jg@rockpoint.com

and to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas, 32nd Floor

New York, New York 10036

Attn: Wallace L. Schwartz, Esq.

Email: wschwartz@velaw.com

if to Tenant:

CVD Equipment Corporation

355 S. Technology Drive

Central Islip, NY 11722

Attn: Emanuel Lakios, President

with a copy to:

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

East Tower, 15th Floor

Uniondale, New York 11556

Attn: Benjamin Weinstock, Esq.

and

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

East Tower, 15th Floor

Uniondale, New York 11556

Attn: Adam Silvers, Esq.

Either party may, by Notice given pursuant to this Article XX, change the Person or Persons and/or address or addresses, or designate an additional Person or Persons or an additional address or addresses, for its Notices, but Notice of a change of address shall only be effective upon receipt. Landlord and Tenant each agrees that it will not refuse or reject delivery of any Notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by the other party and that any Notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

Section 20.3    Notice Given by Counsel. All Notices that are required or permitted to be given by either party to the other under this Agreement may be given by such party or its legal counsel, who are hereby authorized to do so on the party’s behalf.

ARTICLE XXI

Quiet Enjoyment

Section 21.1    Covenant of Quiet Enjoyment. Landlord covenants that if and so long as Tenant complies with all of its obligations hereunder and is not in default thereof beyond any applicable grace period, Tenant shall quietly hold, occupy and enjoy the Leased Premises during the Term without hindrance, ejection or molestation by Landlord or any Person claiming by through or under Landlord subject, however, to the exceptions, reservations and conditions of this Lease. This Section 21.1 shall survive Expiration of the Term.

ARTICLE XXII

Estoppel Certificates

Section 22.1    Obligation to Deliver. Landlord and Tenant (the “Certifying Party”) each agrees, at any time and from time to time during the Term, upon not less than twenty (20) days prior written Notice from the other party (the “Requesting Party”), to execute, acknowledge and deliver to the Requesting Party a statement certifying to substantially the following provisions (recognizing that any of such statement may be modified by the Certifying Party to reflect the then state of facts):  (i) a statement that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) a statement of the dates to which the Annual Fixed Rent and any Additional Rent have been paid by Tenant, (iii) a statement whether or not, to the best knowledge of the Certifying Party, the Requesting Party is in Default in performing any of its material obligations under this Lease, and if so, describing in reasonable detail each such Default of which the Certifying Party may have knowledge, (iv) a statement of the address to which Notices to the Certifying Party should be sent, and (v) such other statement or statements as the Requesting Party, any prospective purchaser of the Leased Premises or the Leasehold Estate, any lender or prospective lender, any Fee Mortgagee or prospective Fee Mortgagee, and/or any prospective assignee of the Leasehold Estate or prospective subtenant of Tenant may reasonably request. Any such statement delivered pursuant hereto, may be relied upon by the recipient to which it is directed

ARTICLE XXIII

Non-Merger of Estates

Section 23.1    No Merger of Estates. The interests of Landlord and Tenant in the Leased Premises shall at all times be separate and apart, and shall in no event be merged, notwithstanding the fact that the Leasehold Estate, or any interest therein, may be held directly or indirectly by or for the account of any Person who shall own the fee simple title in and to the Leased Premises, or any portion thereof; and no such merger of estates shall occur by operation of law, or otherwise, unless and until all Persons at the time having any interest in the Leased Premises shall join in the execution of a written instrument effecting such merger of estates.

ARTICLE XXIV

Fee Mortgages

Section 24.1    Landlord’s Rights. Landlord may execute and deliver a Fee Mortgage encumbering the Fee Estate at any time and from time-to-time during the Term.

Section 24.2    Fee Mortgage Foreclosure. Upon a Foreclosure Event under a Fee Mortgage, this Lease, any New Lease and any Sublease shall continue in full force and effect and Tenant’s, any New Tenant’s and any Subtenant’s interest in this Lease, a New Lease or a Sublease, as applicable, or the premises leased or subleased hereunder or thereunder, as applicable, shall not be disturbed or affected. Tenant shall attorn to the successor holder of the Fee Estate as successor Landlord (the “Successor Landlord”), provided that such Successor Landlord has assumed in writing all obligations of Landlord under this Lease accruing from and after the date that such holder of the Fee Estate has become the Successor Landlord, and subject to the terms of any subordination, non-disturbance and attornment executed between such Successor Landlord and Tenant. Notwithstanding the foregoing, Successor Landlord shall not be (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord), except to the extent that any such non-monetary default of an obligation of Landlord under this Lease continues after the date that Successor Landlord succeeds to Landlord’s interest in the Leased Premises and Successor Landlord has been given Notice and a reasonable opportunity to cure same; (ii) liable for the return of any security deposit, if any, paid to any prior landlord (including, without limitation, Landlord), except to the extent any such security deposit is delivered to such Successor Landlord; (iii) subject to any offset, claims or defense that Tenant might have against any prior landlord (including, without limitation, Landlord), except to the extent that Tenant has specific designated rights of offset, claim or defense under this Lease; (iv) bound by any Rent which Tenant may have paid to any landlord (including, without limitation, Landlord) more than thirty (30) days in advance; (v) bound by any covenant to perform or complete any construction in connection with the Building or the Leased Premises or to pay any sums to Tenant in connection therewith except as set forth in this Lease; (vi) required to perform any work to the Leased Premises, except for Landlord’s repair and maintenance obligations, or to pay for, or reimburse Tenant for, any other construction to be performed by Tenant except as set forth in this Lease; (vii) bound by any waiver or forbearance under, or any amendment, modification, abridgment, cancellation or surrender of, this Lease made without the consent of such Mortgagee; and (viii) bound by any amendment to or modification of this Lease which reduces the Annual Fixed Rent, Additional Rent or other charges payable under this Lease (except to the extent equitably reflecting a reduction in the space covered by this Lease), or changes the term hereof, or otherwise materially affects the rights of Landlord under this Lease, made without the prior consent of such Mortgagee, not to be unreasonably withheld. Such attornment shall in no way diminish or impair Tenant’s rights and remedies against Landlord (all of which Tenant may continue to assert against Landlord), or require Tenant to waive any default by Landlord. Upon request by a Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective.

ARTICLE XXV

Hazardous Substances

Section 25.1    Hazardous Substances. Tenant shall not cause or permit to occur on, under or at the Leased Premises during the Term: (a) any violation of any Environmental Laws; or (b) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance, or transportation to or from the Leased Premises of any Hazardous Substance, unless both: (i) reasonably necessary and customary to conduct any legal business in the Leased Premises in accordance with customary standards in such business, or to operate and maintain the Leased Premises for uses this Lease permits and (ii) in full compliance with all Environmental Laws.

Section 25.2    Clean-Up. Tenant shall, at its sole cost and expense, be responsible for removing and remediating all Hazardous Substances affecting the Leased Premises resulting from Tenant’s breach of Section 25.1. In connection with any remediation by Tenant under this Section 25.2, Tenant shall: (a) comply with Environmental Laws; (b) make all submissions to, deliver all information required by, and otherwise fully comply with all requirements of any Governmental Authority under Environmental Laws; (c) if any Governmental Authority requires any clean-up plan because of a Release of a Hazardous Substance, prepare and submit the required plans; and (d) promptly and diligently carry out all such clean-up plans.

Section 25.3    Tenant Environmental Indemnity. Tenant agrees to defend, indemnify, and hold Landlord, its agents, contractors, employees, shareholders, partners, directors, trustees and representatives harmless from any and all liability, claims, demands, causes of action, costs, damages, personal injury and property damages, losses and expenses to the extent arising from the existence of any Hazardous Substances in or about the Leased Premises occurring during the Term and any Release of any Hazardous Substances in, from or about the Leased Premises occurring during the Term, except to the extent due to the gross negligence or willful act or omission (where with regard to any such omission, there was a duty to act) of Landlord. Tenant shall have no indemnification obligations with respect to any Hazardous Substances existing in or about the Leased Premises prior to the Effective Date. Notwithstanding the foregoing, in the event of the existence of any Hazardous Substances in or about the Leased Premises occurring during the Term, or any Release of any Hazardous Substances in, from or about the Leased Premises occurring during the Term, to the extent that Tenant is able to prove was caused by an unauthorized third-party (not affiliated with Tenant or its agents, contractors, employees, shareholders, partners, directors, trustees or representatives), Tenant shall only be required to indemnify Landlord for the first One Hundred Thousand Dollars ($100,000) of liability incurred in connection therewith, and for any costs or liability in connection therewith in excess of Fifteen Million Dollars ($15,000,000).

Section 25.4    Prior Release. To Tenant’s knowledge; (i) neither Tenant nor any Tenant Affiliate has received written notice from any third party or Governmental Authority prior to the Effective Date alleging that all or any part of the Leased Premises is in violation of any Environmental Laws that has not been fully remediated in accordance with Environmental Laws, and (ii) neither Tenant nor any Tenant Affiliate has caused a Release of Hazardous Materials on the Leased Premises prior to the Effective Date in violation of Environmental Laws that has not been fully remediated in accordance with Environmental Laws (clauses (i) and (ii) of this Section 25.4 are individually and collectively “Known Releases”). Except for any Known Releases, Landlord hereby unconditionally waives, releases, acquits, and forever discharges Tenant and Tenant’s officers, directors, shareholders, successors, assigns, employees, attorneys, consultants, and any other person acting on behalf of Tenant, (all of the foregoing are collectively referred to as the “Tenant Parties”) from all loss, liability, cost and expenses, including without limitation, attorneys’ fees and amounts paid in settlement, arising out of or in connection with any and all claims, cross-claims, counterclaims, actions, causes of action, demands, rights, damages, costs, expenses, or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Landlord now has or may have or which may arise in the future on account of or in any way arising out of or in connection with any chemical, contaminant, substance, material, waste, petroleum product, mold mycotoxin, fungi or other environmental conditions on, in, under, from, or affecting or otherwise resulting from operations or activities on the Leased Premises existing prior to the date hereof, or any environmental laws, rules, regulations, ordinances, codes or requirements of any environmental governmental regulatory authority (including, without limitation, any rights of Tenant under the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Navigation Law of the State of New York, and the Environmental Conservation Law of the State of New York, as amended from time to time, or similar laws) with respect thereto. This Section 25.4 shall survive termination of this Lease and not to be merged therein. Landlord acknowledges and agrees that the waivers, releases, and other provisions contained in this Section 25.4 are a material factor in Tenant’s entry into this Lease and that Tenant is unwilling to Lease the Leased Premises from Landlord unless Tenant is released as expressly set forth above. Landlord has fully reviewed the disclaimers and waivers set forth in this Lease and understands and accept the significance and effect thereof. When used in this Lease, the phrase “to Seller's knowledge,” means the actual knowledge (as opposed to constructive or imputed knowledge) of Emanuel Lakios, or any subsequent senior officer of Tenant fulfilling similar functions.

Section 25.5    Survival. This Article XXV shall survive the Expiration of the Term.

ARTICLE XXVI

No Broker

Section 26.1    No Broker. Landlord and Tenant each represent and warrant that it has not dealt with any broker or finder in connection with this Lease or the transaction contemplated hereby. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for any brokerage commission or fee with respect to this lease transaction by any broker with whom Tenant has dealt or is alleged to have dealt. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for any brokerage commission or fee with respect to the lease transaction by any broker with whom Landlord has dealt or is alleged to have dealt. The provisions of this Section 26.1 shall survive the Expiration of the Term.

ARTICLE XXVII

Miscellaneous Provisions

Section 27.1    Invalid Provisions. If any term or provision of this Lease, or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease represents the result of negotiations between Landlord and Tenant, each of which has been (or has had opportunity to be) represented by counsel of its own selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently, Landlord and Tenant agree that the language in all parts of the Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against Landlord or Tenant.

Section 27.2    Recording. Landlord and Tenant, upon the request of the other, shall execute, acknowledge and deliver a memorandum of this Lease (setting forth or reaffirming the Lease Commencement Date and the Fixed Expiration Date, the Right of First Offer, the Purchase Option and any other provision of this Lease as either party may request), and of each modification of this Lease, in proper form for recordation. Either party, at its sole cost and expense, may record this Lease and any memorandum of this Lease. The cost of recording this Lease or the any memorandum of this Lease shall be borne entirely by the party who records the Lease or the memorandum. If the Lease is terminated by a Judgment of Possession, or a Warrant of Eviction, or similar process, Landlord may file or record such Judgment of Possession, or Warrant of Eviction, or similar process, and such filing or recording shall constitute a termination of every Memorandum of Lease theretofore recorded.

Section 27.3    Governing Law; Venue. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of New York applicable to agreement made in and to be performed in the State of New York, without giving effect to any part of such law that would result in the selection or application of the law of any other jurisdiction. Landlord and Tenant, any subtenant, and any guarantor of Tenant’s obligations under this Lease, hereby expressly consent to the jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Eastern District of New York with respect to any action or proceeding between Landlord and Tenant or such party with respect to this Lease or any rights or obligations of either party pursuant to or in connection with this Lease, and each of such subtenant, guarantor, Landlord and Tenant agree that venue shall lie in Suffolk County.

Section 27.4    Successors and Assigns. Subject to the terms of this Lease, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

Section 27.5    Entire Agreement. This Lease, including the Exhibits, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Leased Premises, including all lease proposals, letters of intent and similar documents.

Section 27.6    General Interpretive Principles. For purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section 27.6 have the meanings assigned to them in this Section 27.6 and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (“GAAP”); (iii) references herein to “Articles,” “Sections,” “subsections,” “paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Lease; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) a reference to an Exhibit without a further reference to the document to which the Exhibit is attached is a reference to an Exhibit to this Lease; (vi) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular provision; (vii) a reference to a specified number of days means calendar days; and (viii) the word “including” means “including, but not limited to.”

Section 27.7    OFAC. Landlord represents and warrants to Tenant that (a) Landlord and each person or entity directly or indirectly owning an interest in Landlord is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Landlord constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (c) no Embargoed Person has any interest of any nature whatsoever in Landlord (whether directly or indirectly), (d) none of the funds of Landlord have been derived from any unlawful activity with the result that the investment in Landlord is prohibited by Legal Requirements or that this Lease is in violation of any Legal Requirement, and (e) Landlord has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. §1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Landlord is prohibited by Legal Requirements or Landlord is in violation of any Legal Requirements.

Tenant represents and warrants to Landlord that (a) Tenant and each person or entity directly or indirectly owning an interest in Tenant is (i) not currently identified on the List, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by Legal Requirements or that this Lease is in violation of any Legal Requirement, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.

Section 27.8    Consents and Approvals. Wherever in this Lease either party’s consent or approval is required, such consent shall not be unreasonably withheld, delayed or conditioned unless otherwise expressly provided. Notwithstanding anything to the contrary contained herein, either party may seek by arbitration before The American Arbitration Association (“AAA”), on an expedited basis, such injunctive relief or specific performance in connection with a claim by either party that the other party has unreasonably withheld, delayed or conditioned its consent. If either party demands arbitration under this Section 27.8, Landlord and Tenant shall jointly select an independent arbitrator (the “Arbitrator”). If Landlord and Tenant shall be unable to jointly agree on the designation of the Arbitrator within three (3) days after they are requested to do so by either party, then the parties agree to allow AAA, or any successor organization to designate the Arbitrator in accordance with the rules, regulations and/or procedures for expedited proceedings then pertaining of AAA or of any successor organization. The Arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within seven (7) days after the date of designation of the Arbitrator issue a determination as to whether the refusal to consent was unreasonable or determining such other dispute expressly made subject to arbitration hereunder. The determination of the Arbitrator shall be conclusive and binding upon Landlord and Tenant and shall be set forth, along and with the Arbitrator’s rationale for such choice, in a written report delivered to Landlord and Tenant. The prevailing party shall recover its reasonable counsel fees and expenses, if any, in connection with any arbitration under this Article XXVII. The Arbitrator appointed pursuant to this Article XXVII shall be an independent real estate professional with at least ten (10) years’ experience in leasing and management of properties which are similar in character to the Leased Premises. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease but shall have the power to direct either party to consent to such request or determine that the refusal to consent or condition imposed upon the granting of consent is reasonable. If Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord’s consent or approval, or in any case where Landlord’s reasonableness in exercising its judgment is in issue, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claims in any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

Section 27.9    No Presumption Against Draftsmen. Landlord and Tenant acknowledge and agree that this Lease has been freely negotiated by the parties, and that, in any dispute over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no presumption whatsoever against any party by virtue of that party having drafted this Lease or any portion thereof. If any words or phrases in this Lease (or in any prior draft thereof) shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included herein and no implication or inference shall be drawn from the fact that such words or phrases were so stricken out or otherwise eliminated.

Section 27.10    Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 27.11    No Partnership. Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of landlord and tenant.

Section 27.12     Counterparts. This Lease may be executed in multiple counterparts and by facsimile signature, each of which shall be an original, and all of which shall constitute one and the same instrument.

Section 27.13    Not a Consumer Contract. Tenant acknowledges that this Lease is not entered into for personal, family or household purposes, and therefore General Obligations Law Section 5-327 (and any other law whose effect is limited to transactions entered into for personal, family or household purposes) has no application to this Lease.

Section 27.14    Non Waiver. This Lease may not be altered, amended, changed, waived or modified in any respect or particular unless the same shall be in writing signed by Landlord and Tenant. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

Section 27.15    Further Assurances. Each party hereto agrees to take such acts and to execute, deliver and file or cause to be executed, acknowledged, delivered, recorded or filed such further documents and instruments as may be necessary or as may be reasonably requested, whether before or after the date hereof, in order to fully effectuate the transactions contemplated by this Lease.

Section 27.16    No Offer. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, or a binding offer to lease, and this Lease shall become effective as a Lease only upon execution and delivery thereof by both Landlord and Tenant. Landlord and Tenant hereby waive and each is estopped from asserting any rights with respect to the Leased Premises or against the other party hereto which may arise from any alleged oral agreement, oral lease, any acts or expenditures (including the return of this Lease to Landlord executed by Tenant and the payment of any sums on account hereof) or series of same taken or made by Landlord or Tenant in reliance on the anticipated execution hereof by Landlord or Tenant; or any letter or other written communication from Landlord or Tenant, or their respective attorneys sent prior to the execution and delivery hereof by Landlord, Tenant and Guarantor as aforesaid; it being expressly understood and agreed that Landlord and Tenant shall under no circumstances have any such rights until said execution and delivery hereof by both parties. This Lease shall become binding on the parties hereto on the last day that this Lease shall be executed by the parties and a fully executed counterpart of this Lease is delivered to each party or its respective attorney.

ARTICLE XXVIII

Representations By Landlord

Section 28.1         Landlord represents and warrants to Tenant that the following facts and conditions exist and are true in all respects as of the Effective Date:

(a)    Landlord has full right, title, authority, and capacity to execute and perform this Lease, the memorandum of lease, and any other agreements and documents to which Landlord and Tenant are parties and referred to or required by this Lease (collectively, the “Lease-Related Documents”); the execution and delivery of the Lease-Related Documents have been duly authorized by all requisite actions of Landlord; and neither the execution of the Lease-Related Documents nor the consummation of the transactions they contemplate violates any agreement (including Landlord’s organizational documents), contract, or other restriction to which Landlord is a party or is bound.

(b)    Landlord has not received any actual notice of any pending condemnation affecting any portion of the Leased Premises.

(c)    Landlord is not a “foreign person” within the meaning of United States Internal Revenue Code §1445(f)(3).

ARTICLE XXIX

Representations By Tenant

Section 29.1         Tenant represents and warrants to Landlord that the following facts and conditions exist and are true in all respects as of the Effective Date:

(a)         Tenant has full right, title, authority, and capacity to execute and perform the Lease-Related Documents; the execution and delivery of the Lease-Related Documents have been duly authorized by all requisite actions of Tenant; and neither the execution of the Lease-Related Documents nor the consummation of the transactions they contemplate violates any agreement (including Landlord’s organizational documents), contract, or other restriction to which Tenant is a party or is bound.

(b)         Tenant is not a “foreign person” within the meaning of United States Internal Revenue Code §1445(f)(3).

ARTICLE XXX

Intentionally Omitted

ARTICLE XXXI

Landlord’s Waiver

Section 31.1    Landlord acknowledges that Tenant, and Tenant’s affiliates, may have entered into, or may at any time during the Term enter into, one or more loans and/or financing arrangements with one or more lenders or other secured parties (each a “Secured Party”, collectively, the “Secured Parties”), which may be secured by, among other things, all of the Tenant’s present and after acquired assets (collectively, the “Collateral”), including, without limitation, the Tenant’s inventory, equipment, machinery, and other personal property located, and to be located, upon the Leased Premises (collectively, the “Collateral”).

Section 31.2    The Landlord hereby waives and releases in favor of the Secured Parties: (a) any and all rights of distraint, levy, and execution which the Landlord may now or hereafter have against the Collateral; (b) any and all statutory liens, security interests, or other liens which the Landlord may now or hereafter have in the Collateral; and (c) any and all other interests or claims of every nature whatsoever which the Landlord may now or hereafter have in or against the Collateral for any rent, storage charges, or other sums due, or to become due, to the Landlord by the Tenant. The Landlord agrees not to exercise any of the Landlord’s rights, remedies, powers, privileges, or discretions with respect to the Collateral, or the Landlord’s liens or security interests in the Collateral, unless and until the Landlord receives written notice from an officer of the Secured Parties that the Tenant’s obligations to the Secured Parties have been paid in full. The foregoing waiver is made for the benefit of the Secured Parties and does not affect the obligations of the Tenant to the Landlord. The Landlord agrees that if any of the Collateral may be or may become affixed to the Leased Premises, such Collateral shall remain personal property notwithstanding the manner in which the same is affixed to the Leased Premises.

Section 31.3    In the event of the exercise by a Secured Party of its rights with respect to the Collateral upon default of the Tenant on any of their obligations to the Secured Parties (including but not limited to a default under the Lease), the Secured Party shall have a reasonable time after the Secure Party declares the default in which to repossess and/or dispose of the Collateral from the Leased Premises. The Landlord will, upon reasonable prior written notice from the Secured Party (a) cooperate with the Secured Party in gaining access to the Leased Premises for the purpose of repossessing said Collateral and (b) if requested by the Secured Party, permit the Secured Party, or its agents or nominees, to dispose of the Collateral on the Leased Premises in a manner reasonably designed to minimize any interference with any of the Landlord’s other tenants at the Leased Premises.

Section 31.4    To the extent not paid or prepaid by the Tenant, Landlord shall have the right to require the Secured Party to pay the Landlord a sum for its use and occupancy of the Leased Premises on a per diem basis in an amount equal to the monthly base rent required to be paid by the Tenant under the Lease from the date on which the Secured Party shall have taken possession of the Collateral on the Leased Premises until the date on which the Secured Party vacates the Leased Premises, it being understood, however, that the Secured Party shall not, thereby, have assumed any of the obligations of the Tenant to the Landlord, including, without limitation, any obligation to pay any past due rent owing by the Tenant.

Section 31.5    The provisions of this Article XXXI are self-executing. Nevertheless, Landlord shall, upon request from Tenant, execute an agreement in confirmation of the foregoing, in form and substance reasonably acceptable to the Secured Parties.

[Signature page follows on next page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

355 S Technology Drive Owner LLC

By:
Name:
Title:

TENANT:

CVD Equipment Corporation

By:
Name: Emanuel Lakios
Title: President & CEO